UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2011 (May 19, 2011)

KEY ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-08038	04-2648081
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800 Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 713/651-4300

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On May 24, 2011, Key Energy Services, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) to disclose the final voting results related to the Company’s Annual Meeting of Stockholders held on May 19, 2011 (the “Annual Meeting”). This Form 8-K/A is being filed solely to disclose the decision of the Company’s Board of Directors regarding the frequency of future non-binding, advisory votes on the compensation of the Company’s named executive officers.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Form 8-K, a non-binding, advisory vote was taken at the Annual Meeting on the frequency of the Company’s future advisory votes regarding named executive officer compensation. A majority of the votes cast at the Annual Meeting were in favor of holding such advisory votes on an annual basis. After considering the preference of the Company’s stockholders and other factors, the Board of Directors determined, at a meeting held on August 25, 2011, that the Company will hold a non-binding, advisory vote on the Company’s compensation of its named executive officers on an annual basis until the next advisory vote is submitted to stockholders regarding the frequency of such advisory votes on named executive officer compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: August 26, 2011	By:	/s/ KIMBERLY R. FRYE

Kimberly R. Frye
Senior Vice President, General Counsel and Secretary